UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2022

Waste Connections, Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	1-34370	98-1202763
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Hwy 7, Suite 600

Woodbridge

Ontario L4H 4G3

Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 532-7510

Not Applicable

(Former name or address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	WCN	New York Stock Exchange (“NYSE”) Toronto Stock Exchange (“TSX”)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2022, Waste Connections, Inc. (the “Company”) issued a press release announcing that the Company’s Board of Directors (the “Board”), upon the recommendation of its Nominating and Corporate Governance Committee, increased the size of the Board from eight to nine members, and elected Andrea E. Bertone to fill the vacancy so created, both effective November 18, 2022. Ms. Bertone's term will expire at the Company's 2023 annual meeting of shareholders.

Ms. Bertone, 61, served as President of Duke Energy International, LLC (“Duke Energy”), then wholly owned by Duke Energy Corporation (NYSE: DUK), a utility company, from 2009 until her retirement in 2016. Prior to serving as President, Ms. Bertone served as Associate General Counsel of Duke Energy from 2003-2009 and Assistant General Counsel, Duke Energy Trading & Marketing and Duke Energy Merchants from 2001 to 2002. Ms. Bertone also served as a director of Duke Energy International Geração Paranapanema S.A. from 2008 until 2016. From 1983 to 2000, Ms. Bertone served in various legal roles in both South America and the United States. Ms. Bertone also currently serves on the boards of directors of Amcor plc (NYSE: AMCR, ASX: AMC), Peabody Energy Corporation (NYSE: BTU) and DMC Global Inc. (Nasdaq: BOOM). Ms. Bertone earned a Bachelor of Law degree from the University of Sao Paulo Law School in Brazil and an LL.M. degree in International and Comparative Law from Chicago-Kent College of Law at the Illinois Institute of Technology.

The Board has determined that Ms. Bertone meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Bertone has (i) no arrangements or understandings with any other person pursuant to which she was selected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Ms. Bertone (i) has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K, and (ii) as of the date of this Current Report on Form 8-K, holds no direct or indirect beneficial ownership in the Company’s shares or rights to acquire the Company’s shares.

Ms. Bertone will receive the standard compensation, a portion of which will be pro-rated to reflect the actual time Ms. Bertone will serve on the Company’s Board this term, paid by the Company to all of its non-employee directors and as described under “Director Compensation and Equity Ownership” in the Company’s 2022 Management Information Circular and Proxy Statement for its Annual Meeting of Shareholders filed with the Securities and Exchange Commission (“SEC”) on April 1, 2022. In connection with her appointment, Ms. Bertone will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2016 and is incorporated by reference herein.

A copy of the press release announcing the appointment of Andrea E. Bertone to the Company’s Board is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 21, 2022, issued by Waste Connections, Inc.

104	The cover page of Waste Connections, Inc. on Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

Date: November 21, 2022	BY:	/s/ Patrick J. Shea
Patrick J. Shea
Executive Vice President, General Counsel and Secretary